Exhibit 99.2

NEWS RELEASE
LINN ENERGY ANNOUNCES PUBLIC OFFERING OF UNITS
HOUSTON, December 8, 2010 — LINN Energy, LLC (NASDAQ: LINE) announced today that it plans to make a public offering of 10,000,000 units of its limited liability company interests pursuant to an effective shelf registration statement on Form S-3ASR filed with the Securities and Exchange Commission. LINN Energy will grant the underwriters a 30-day option to purchase up to an additional 1,500,000 units. Net proceeds from the offering are expected to be used to reduce debt under the Company’s revolving credit facility and for general corporate purposes.
RBC Capital Markets, Barclays Capital, Citi, UBS Investment Bank, Wells Fargo Securities, Credit Suisse, and Raymond James will act as joint book-running managers for the offering. When available, a copy of the prospectus supplement and the base prospectus relating to the offering may be obtained from:

RBC Capital Markets, LLC
Attn: Equity Syndicate
Three World Financial Center
200 Vesey Street, 8th Floor
New York, NY 10281-8098
Phone: (212) 428-6670
Barclays Capital
c/o Broadridge, Integrated Distribution Services
1155 Long Island Avenue
Edgewood, NY 11717
Phone: (888) 603-5847
Email: Barclaysprospectus@broadridge.com
Citi
Brooklyn Army Terminal
140 58th Street
Brooklyn, NY 11220
Phone: (877) 858-5407
Email: batprospectusdept@citi.com
UBS Investment Bank
Attn: Prospectus Department
299 Park Avenue
New York, NY 10171
Phone: (888) 827-7275
Wells Fargo Securities
Attn: Equity Syndicate Dept.
375 Park Avenue
New York, NY 10152
Phone: (800) 326-5897
Email: cmclientsupport@wellsfargo.com
Credit Suisse Securities (USA) LLC
Attn: Prospectus Department
One Madison Avenue, 1B
New York, NY 10010
Phone: (800) 221-1037
Raymond James & Associates, Inc.
Attn: Equity Syndicate
880 Carillon Parkway
St. Petersburg, FL 33716
Phone: (800) 248-8863

Acquisition Update
During the fourth quarter, the Company closed a bolt-on acquisition of Antrim Shale properties in Michigan and expects to close a bolt-on acquisition of Permian Basin properties by the end of the year. The combined contract price of both acquisitions totals approximately $90 million.
This press release does not constitute an offer to sell or a solicitation of an offer to buy units or any other securities, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering of these securities may be made only by means of the prospectus supplement and the related base prospectus.
This press release includes “forward-looking statements” within the meaning of the federal securities laws. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements include the Company’s plans to complete a public offering of 10,000,000 units of its limited liability company interests and the use of proceeds therefrom. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, including market conditions, operational developments with respect to the Company and other factors described in the Company’s reports filed with the SEC.
Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling the underwriters at the phone numbers listed above.

Contacts:	Investors: Clay Jeansonne, Vice President — Investor Relations 281-840-4193 Media: Paula Beasley, Manager, Public Affairs & Communications 281-840-4183